AMENDMENT TO PRINCIPAL UNDERWRITING AGREEMENT

This Amendment to Principal Underwriting Agreement (this “Amendment”) is made this 11th day of August 2009 by and between Maxim Series Fund, Inc., a Maryland corporation, (the “Fund”) and GWFS Equities, Inc., a Delaware corporation (the “Distributor”).

WHEREAS, the Fund and Distributor are parties to that certain Principal Underwriting Agreement dated March 1, 2006, as amended (the “Agreement”); and

WHEREAS, the Fund and Distributor desire to amend the Agreement as set forth below.

NOW, THEREFORE, in consideration of the mutual promises and undertakings herein provided, the Fund and Distributor hereby agree as follows:

1.	Schedule A of the Agreement is deleted in its entirety and replaced with the Schedule A attached hereto and incorporated herein.

2.	In the event of a conflict between the terms of this Amendment and the Agreement, the terms of this Amendment shall control.

3.	This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

4.	Except as amended by this Amendment, all other provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized at Greenwood Village, Colorado, on the day and year first written above.

MAXIM SERIES FUND, INC.	GWFS EQUITIES, INC.

By: /s/ M.C. Maiers	By: /s/ C.P. Nelson
Name: M.C Maiers	Name: C.P. Nelson
Title: Treasurer	Title: President

Schedule A

Maxim Money Market Portfolio
Maxim Bond Index Portfolio
Maxim U.S. Government Securities Portfolio
Maxim Short Duration Bond Portfolio
Maxim Loomis Sayles Bond Portfolio
Maxim Global Bond Portfolio
Maxim Federated Bond Portfolio
Maxim High Yield Bond Portfolio
Maxim Ariel Small-Cap Value Portfolio
Maxim Small-Cap Value Portfolio
Maxim Loomis Sayles Small-Cap Value Portfolio
Maxim Small-Cap Growth Portfolio
Maxim Ariel MidCap Value Portfolio
Maxim MidCap Value Portfolio
Maxim T. Rowe Price MidCap Growth Portfolio
Maxim T. Rowe Price Equity/Income Portfolio
Maxim Janus Large Cap Growth Portfolio
Maxim Bernstein International Equity Portfolio
Maxim MFS International Growth Portfolio
Maxim Invesco ADR Portfolio
Maxim Index 600 Portfolio
Maxim Stock Index Portfolio
Maxim S&P 500® Index Portfolio
Maxim Aggressive Profile I Portfolio
Maxim Moderately Aggressive Profile I Portfolio
Maxim Moderate Profile I Portfolio
Maxim Moderately Conservative Profile I Portfolio
Maxim Conservative Profile I Portfolio
Maxim Aggressive Profile II Portfolio
Maxim Moderately Aggressive Profile II Portfolio
Maxim Moderate Profile II Portfolio
Maxim Moderately Conservative Profile II Portfolio
Maxim Conservative Profile II Portfolio
Maxim Lifetime 2015 Portfolio I – Class T and T1 Shares
Maxim Lifetime 2015 Portfolio II – Class T and T1 Shares
Maxim Lifetime 2015 Portfolio III – Class T and T1 Shares
Maxim Lifetime 2025 Portfolio I – Class T and T1 Shares
Maxim Lifetime 2025 Portfolio II – Class T and T1 Shares
Maxim Lifetime 2025 Portfolio III – Class T and T1 Shares
Maxim Lifetime 2035 Portfolio I – Class T and T1 Shares
Maxim Lifetime 2035 Portfolio II – Class T and T1 Shares
Maxim Lifetime 2035 Portfolio III – Class T and T1 Shares
Maxim Lifetime 2045 Portfolio I – Class T and T1 Shares
Maxim Lifetime 2045 Portfolio II – Class T and T1 Shares
Maxim Lifetime 2045 Portfolio III – Class T and T1 Shares
Maxim Lifetime 2055 Portfolio I – Class T and T1 Shares
Maxim Lifetime 2055 Portfolio II – Class T and T1 Shares
Maxim Lifetime 2055 Portfolio III – Class T and T1 Shares
Maxim SecureFoundation Balanced Portfolio – Class G and G1 Shares
Maxim SecureFoundation Lifetime 2015 Portfolio – Class G and G1 Shares
Maxim SecureFoundation Lifetime 2025 Portfolio – Class G and G1 Shares
Maxim SecureFoundation Lifetime 2035 Portfolio – Class G and G1 Shares
Maxim SecureFoundation Lifetime 2045 Portfolio – Class G and G1 Shares
Maxim SecureFoundation Lifetime 2055 Portfolio – Class G and G1 Shares